EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
India Globalization Capital, Inc.

We hereby consent to the use in the Prospectus constituting part of Amendment No. 3 to the Registration Statement on Form S-1 (No. 333-124942) of our report dated July 11, 2005, on the financial statements of India Globalization Capital, Inc. as of June 30, 2005 and for the period from April 29, 2005 (inception) to June 30, 2005, which appears in such Prospectus. We also consent to the reference to our Firm under the caption “Experts” in such Prospectus.

GOLDSTEIN GOLUB KESSLER LLP
New York, New York

August 11, 2005